UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2013
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland 8606
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 2, 2013. As of the record date of March 4, 2013 there were 30,269,217 shares of common stock entitled to vote at the meeting. The holders of 28,331,284 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	26,603,129	636,515	9,999	1,081,641
Wah-Hui Chu	27,121,893	111,104	16,646	1,081,641
Francis A. Contino	27,130,432	103,489	15,722	1,081,641
Olivier A. Filliol	26,989,604	245,516	14,523	1,081,641
Michael A. Kelly	26,703,663	523,474	22,506	1,081,641
Martin D. Madaus	27,125,464	106,941	17,238	1,081,641
Hans Ulrich Maerki	26,694,927	531,951	22,765	1,081,641
George M. Milne, Jr.	26,961,815	271,168	16,660	1,081,641
Thomas P. Salice	26,551,378	680,093	18,172	1,081,641

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,123,066	200,093	8,125	0

Proposal 3 - Advisory vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,670,915	1,526,390	52,338	1,081,641

Proposal 4 - Approval of the 2013 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,702,778	3,532,642	14,223	1,081,641

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 6, 2013	By:	/s/ James T. Bellerjeau
James T. Bellerjeau

General Counsel

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